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                                                                    Exhibit 99.3

                      CHARTER COMMUNICATIONS HOLDINGS, LLC
              CHARTER COMMUNICATIONS HOLDINGS CAPITAL CORPORATION

                                   TENDER OF
                         9.625% SENIOR NOTES DUE 2009,
                       10.000% SENIOR NOTES DUE 2011 AND
                    12.125% SENIOR DISCOUNT NOTES DUE 2012,
           WHICH ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                IN EXCHANGE FOR
                         9.625% SENIOR NOTES DUE 2009,
                       10.000% SENIOR NOTES DUE 2011 AND
                    12.125% SENIOR DISCOUNT NOTES DUE 2012,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE   ,
 2002, UNLESS EXTENDED (THE "EXPIRATION DATE"). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE. AFTER
 THE EXPIRATION DATE HAS BEEN EXTENDED, ORIGINAL NOTES TENDERED PURSUANT TO THE
    EXCHANGE OFFER AS OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE MAY NOT BE
     WITHDRAWN AFTER THE DATE OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE.

To Our Clients:

     We are enclosing herewith a Prospectus, dated May   , 2002 (the
"Prospectus"), of Charter Communications Holdings, LLC, a Delaware limited liability company, and Charter Communications Holdings Capital Corporation, a Delaware corporation (together, the "Issuers"), and related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer") relating to the offer by the Issuers to exchange their issued and outstanding 9.625% senior notes due 2009 (the "Original Eight Year Senior Notes"), 10.000% senior notes due 2011 (the "Original Ten Year Senior Notes") and/or 12.125% senior discount notes due 2012 (the "Original Senior Discount Notes" and, collectively with the Original Eight Year Senior Notes and the Original Ten Year Senior Notes, the "Original Notes"), which are not registered under the Securities Act of 1933, for a like aggregate principal amount (or, in the case of the Original Senior Discount Notes, a like aggregate principal amount at maturity) of the Issuers' new 9.625% senior notes due 2009 (the "New Eight Year Senior Notes"), 10.000% senior notes due 2011 (the "New Ten Year Senior Notes") and/or 12.125% senior discount notes due 2012 (the "New Senior Discount Notes" and, collectively with the New Eight Year Senior Notes and the New Ten Year Senior Notes, the "New Notes"), which have been registered under the Securities Act of 1933, respectively, upon the terms and subject to the conditions set forth in the Exchange Offer.

     The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

     We are the holder of record of Original Notes held by us for your own account. A tender of such Original Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.
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     We request instructions as to whether you wish to tender any or all of the
Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

     Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to the Issuers that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business, (ii) neither the holder nor any such other person is engaging in or intends to engage in the distribution of the New Notes, (iii) neither the holder nor any such person has an arrangement or understanding with any person to participate in the distribution of such New Notes, and (iv) neither the holder nor any such other person is an "affiliate" of the Issuers as defined in Rule 405 under the Securities Act or, if the holder is an "affiliate," that the holder will comply with the registration and prospectus delivery requirements of the Securities Act of 1933 to the extent applicable. If the holder is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such New Notes, the holder is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned hereby acknowledges receipt of the Prospectus and the accompanying Letter of Transmittal relating to the exchange of the Original Notes for the New Notes, which have been registered under the Securities Act of 1933, respectively, upon the terms and subject to the conditions set forth in the Exchange Offer.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

     The aggregate face amount (or, in the case of the Original Senior Discount Notes, the aggregate face amount at maturity) of the Original Notes held by you for the account of the undersigned is (fill in an amount):

        $ ________ of the 9.625% Senior Notes due 2009

        $ ________ of the 10.000% Senior Notes due 2011

        $ ________ of the 12.125% Senior Discount Notes due 2012

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

     [ ] To tender the following Original Notes held by you for the account of the undersigned (INSERT AMOUNT OF ORIGINAL NOTES TO BE TENDERED (IF
          ANY):

        $ ________ of the 9.625% Senior Notes due 2009

        $ ________ of the 10.000% Senior Notes due 2011

        $ ________ of the 12.125% Senior Discount Notes due 2012

     [ ] Not to tender any Original Notes held by you for the account of the undersigned.

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     If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person is engaging in or intends to engage in the distribution of the New Notes, (iii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, and (iv) neither the undersigned nor any such other person is an "affiliate" of the Issuers as defined in Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act of 1933 to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     Name of beneficial owner(s):
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     Signature(s):
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     Name(s) (please print):
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     Address:
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     Telephone Number:
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     Taxpayer Identification or Social Security Number:
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     Date:
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